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                                                                    EXHIBIT 10.2

West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

                          WEST POINTE BANCORP, INC. AND
                       WEST POINTE BANK AND TRUST COMPANY
                          SALARY CONTINUATION AGREEMENT

      THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this 30th day of September, 2004, by and between West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company, a holding company and a state commercial bank located in Belleville, Illinois (the "Company"), and Anthony Holdener, Jr. (the "Executive").

      The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Company will pay the benefits from its general assets.

      The Company and the Executive agree as provided herein.

                                    ARTICLE 1
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles ("GAAP"), for the Company's obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 ("APB 12") as amended by Statement of Financial Accounting Standards Number 106 ("FAS 106") and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4   "Change of Control" means:

      (a) The consummation by either West Pointe Bancorp, Inc. or West Pointe Bank and Trust Company of a merger, consolidation or other reorganization if the percentage of the

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

      voting common stock of the surviving or resulting entity held or received by all persons who were owners of common stock of West Pointe Bancorp, Inc. or West Pointe Bank and Trust Company, whichever is applicable, immediately prior to such merger, consolidation or reorganization is less than 50.1% of the total voting common stock of the surviving or resulting entity outstanding immediately after such merger, consolidation or reorganization and after giving effect to any additional issuance of voting common stock contemplated by the plan for such merger, consolidation or reorganization;

      (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of either West Pointe Bancorp, Inc. or West Pointe Bank and Trust Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by West Pointe Bancorp, Inc.'s or West Pointe Bank and Trust Company's shareholders, whichever is applicable, of each new director during such two year period was approved by a vote of at least two-thirds of the directors of such entity then still in office who were directors at the beginning of such two year period;

      (c) The sale, lease, exchange or other transfer of all or substantially all of the assets (in one transaction or in a series of related transactions) of either West Pointe Bancorp, Inc. or West Pointe Bank and Trust Company to another corporation or entity that is not owned, directly or indirectly, by either West Pointe Bancorp, Inc. or West Pointe Bank and Trust Company. "Substantially all" shall mean a sale, lease, exchange or other transfer involving seventy percent (70%) or more of the fair market value of the assets of such entity; or

      (d) The liquidation or dissolution of either West Pointe Bancorp, Inc. or West Pointe Bank and Trust Company;

1.5   "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.7 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is Seven and One-Half percent (7.5%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.8 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

1.9 "Early Termination Date" means the month, day and year in which Early Termination occurs.

1.10  "Effective Date" means June 1, 2004.

1.11  "Normal Retirement Age" means the Executive's SIXTY-FIFTH (65th) birthday.

1.12 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.13  "Plan Administrator" means the plan administrator described in Article 8.

1.14 "Plan Year" means the calendar year. The initial Plan Year shall commence on the effective date of this Agreement.

1.15  "Termination for Cause" has that meaning set forth in Article 5.

1.16 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.

                                    ARTICLE 2
                            BENEFITS DURING LIFETIME

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

      2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is Thirty-eight Thousand Eight Hundred Twenty-four Dollars ($38,824). The Company's Board of Directors, in its sole discretion, may increase the annual benefit under this Section 2.1.; however, any increase shall require the recalculation of Schedule A.

      2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for FIFTEEN years (15) years.

      2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

      2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Benefit set forth on Schedule A for the Plan Year during which the Early Termination Date occurs. This benefit is determined by vesting the Executive in Twenty percent (20%) of the Accrual Balance for the sixth Plan Year, and an additional Twenty percent (20%) of said amount for each succeeding year thereafter until the Executive becomes One Hundred percent (100%) vested in the Accrual Balance.

      2.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive in One Hundred Eighty (180) consecutive equal installments commencing within thirty (30) days following the Executive's Termination of Employment and payable on the first of each month thereafter.

      2.2.3 Benefit Increases. Benefit payments may be increased as provided in
            Section 2.1.3.

2.3 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

      2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in Twenty percent (20%) of the Accrual Balance for the sixth Plan Year, and an additional Twenty percent (20%) of said amount for each succeeding year thereafter until the Executive becomes One Hundred percent (100%) vested in the Accrual Balance.

      2.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive in One Hundred Eighty (180) consecutive equal installments commencing within thirty (30) days following the Executive's Termination of Employment due to Disability and payable on the first of each month thereafter.

      2.3.3 Benefit Increases. Benefit payments may be increased as provided in
            Section 2.1.3.

2.4 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

      2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is the Change of

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

            Control Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Normal Retirement Benefit amount described in Section 2.1.1.

      2.4.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for FIFTEEN years (15) years.

                                    ARTICLE 3
                                 DEATH BENEFITS

3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

      3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Normal Retirement Benefit amount described in Section 2.1.1.

      3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Beneficiary in twelve (12) equal monthly installments commencing within thirty (30) days following the Executive's death. The annual benefit shall be paid to the Beneficiary for a period of FIFTEEN years (15) years. Provided, that the Company may, in its sole discretion, pay the death benefit in a lump sum in lieu of monthly installments. The amount of such lump sum benefit shall be the Accrual Balance at age 65 set forth on Schedule A.

3.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under
      Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    ARTICLE 4
                                  BENEFICIARIES

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

4.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company's Board of Directors terminates the Executive's employment for:

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

      (a)   Gross negligence or gross neglect of duties to the Company;

      (b) Commission of a felony or of a gross misdemeanor involving moral turpitude;

      (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Company; or

      (d) Issuance of an order for removal of the Executive by the Company's banking regulators.

5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive's life.

5.3 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, if the benefits otherwise payable under this Agreement would cause an excise tax to be payable under the excess parachute rules of Section 280G of the Code, such benefits shall be cut back to the minimum extent necessary so that no excise tax will be payable; provided, further, that no payment shall be made hereunder if such payment would constitute a prohibited golden parachute payment or any other prohibited payment under applicable regulatory law, rule or regulation.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

6.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

      6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

      6.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      6.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

            Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

            (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

            (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

      6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

      6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

      6.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      6.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      6.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

            manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

            (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Provided, however, if the Company's Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Company may amend or terminate this Agreement. Upon such amendment or termination the Company shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs. Additionally, the Company may also amend this Agreement to conform with written directives to the Company from its banking regulators.

                                    ARTICLE 8
                           ADMINISTRATION OF AGREEMENT

8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

      hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4 Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Illinois, except to the extent preempted by the laws of the United States of America.

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

9.6 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

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West Pointe Bancorp, Inc. and West Pointe Bank and Trust Company
Salary Continuation Agreement

                            West Pointe Bancorp, Inc.
                       West Pointe Bank and Trust Company
                              5701 West Main Street
                            Belleville Illinois 62226

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

      IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:                        COMPANY:

                                  WEST POINTE BANCORP, INC. AND
                                  WEST POINTE BANK AND TRUST COMPANY

/s/ Anthony Holdener, Jr.         BY /s/ Terry W. Schaefer
------------------------------       -------------------------------------------
ANTHONY HOLDENER, JR.
                                  TITLE President and Chief Executive Officer

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West Pointe Bancorp, Inc. and West Pointe Bank & Trust Company
Salary Continuation Agreement

BENEFICIARY DESIGNATION FORM

I, Anthony Holdener, Jr., designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:
___________________________________________________________       _____%
___________________________________________________________       _____%

Contingent:
___________________________________________________________       _____%
___________________________________________________________       _____%

NOTES:

      -     PLEASE PRINT CLEARLY OR TYPE THE NAMES OF THE BENEFICIARIES.

      - TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

      - TO NAME YOUR ESTATE AS BENEFICIARY, PLEASE WRITE "ESTATE OF _[YOUR NAME]_".

      - BE AWARE THAT NONE OF THE CONTINGENT BENEFICIARIES WILL RECEIVE ANYTHING UNLESS ALL OF THE PRIMARY BENEFICIARIES PREDECEASE YOU.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

NAME:             ANTHONY HOLDENER, JR.

SIGNATURE:        _______________________________     DATE: ________________

SPOUSAL CONSENT (REQUIRED IF SPOUSE NOT NAMED BENEFICIARY):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:      _______________________________

Signature:        _______________________________     Date: ________________

Received by the Plan Administrator this ________ day of _________, 2004

By: __________________________________

Title: _______________________________

CLARK CONSULTING                                             PLAN YEAR REPORTING

                   HYPOTHETICAL TERMINATION BENEFITS SCHEDULE

ANTHONY HOLDENER JR.
----------------------------------------------------------------------------------------------------------
DOB: 7/27/1949                        EARLY TERMINATION      DISABILITY      CHANGE OF CONTROL PRE-RETIRE.
Plan Anniv Date: 1/1/2005                                                                        DEATH
Normal Retirement: 7/27/2014, Age 65     Installment         Installment        Installment      BENEFIT
Payment: Monthly Installments        Payable Immediately Payable Immediately   Payable at 6s   Installment
----------------------------------------------------------------------------------------------------------
                     Benefit Accrual          Based On            Based On           Based On   Based On
                      Level  Balance Vesting  Accrual    Vesting   Accrual   Vesting  Benefit   Benefit
Period      Discount -------------------------------------------------------------------------------------
Ending        Rate     (1)     (2)     (3)      (4)        (5)       (6)       (7)      (8)       (9)
----------------------------------------------------------------------------------------------------------
Dec 2004(1)     7.5%  38,824  13,750      0%         0        0%          0     100%    38,824     38,824
Dec 2005        7.5%  38,824  38,764      0%         0        0%          0     100%    38,824     38,824
Dec 2006        7.5%  38,824  65,719      0%         0        0%          0     100%    38,824     38,824
Dec 2007        7.5%  38,824  94,767      0%         0        0%          0     100%    38,824     38,824
Dec 2008        7.5%  38,824 126,070      0%         0        0%          0     100%    38,824     38,824
----------------------------------------------------------------------------------------------------------
Dec 2009        7.5%  38,824 159,803     20%     3,533       20%      3,533     100%    38,824     38,824
Dec 2010        7.5%  38,824 196,155     40%     8,674       40%      8,674     100%    38,824     38,824
Dec 2011        7.5%  38,824 235,329     60%    15,609       60%     15,609     100%    38,824     38,824
Dec 2012        7.5%  38,824 277,544     80%    24,546       80%     24,546     100%    38,824     38,824
Dec 2013        7.5%  38,824 323,037    100%    35,712      100%     35,712     100%    38,824     38,824
----------------------------------------------------------------------------------------------------------
Jul 2014        7.5%  38,824 351,188    100%    38,824      100%     38,824     100%    38,824     38,824
----------------------------------------------------------------------------------------------------------

           July 27, 2014 Retirement; August 1, 2014 First Payment Date

----------
(1)   The first line reflects 7 months of data, June 2004 to December 2004.

* The purpose of this hypothetical illustration is to show the participant's annual benefit based on various termination assumptions. Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.

Salary Continuation Plan                              Securities offered through
for West Pointe                                          Clark Securities. Inc.,
Bank & Trust Co. -                                     a wholly owned subsidiary
Belleville, IL 1000339                                    of Clark, Inc., member
24239 188277 v5.34.20                                               NASD & SIPC,
08/12/2004:08 SCP-E.SD NB                                 Los Angeles, CA 90071,
                                                                 (213) 436-6300.